Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with Amendment No. 1 to the Annual Report on Form 10-K/A of NTL Incorporated (the “Company”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Chief Executive Officer of the Company, and Bret Richter, as acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) Subject to the financial statements and other financial information of NTL Europe, Inc. and NTL (Delaware), Inc. that has not been included in the Report pursuant to Rule 12b-21 of the Securities Exchange Act of 1934[1], the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barclay Knapp
Name:	Barclay Knapp
Title:	Chief Executive Officer, President and Director
Date:	April 15, 2003

/s/ Bret Richter
Name:	Bret Richter
Title:	Senior Vice President – Finance and Acting Chief Financial Officer
Date:	April 15, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.

[1]	The Company will provide the financial statements and related notes and financial statement schedules of NTL Europe, Inc. and NTL (Delaware), Inc. that have not been included in the Report pursuant to Rule 12b-21 of the Securities Exchange Act of 1934 in an amendment to the Report when NTL Europe, Inc. and NTL (Delaware), Inc. subsequently provide the necessary information to enable the Company to file such financial information.